Exhibit 4.5

EXECUTION COPY

$1,200,000,000

NEWTON ACQUISITION MERGER SUB, INC.

$700,000,000 9%/9 3/4% Senior Notes due 2015
$500,000,000 10 3/8% Senior Subordinated Notes due 2015

REGISTRATION RIGHTS AGREEMENT

October 6, 2005

CREDIT SUISSE FIRST BOSTON LLC
DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.,
c/o Credit Suisse First Boston LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

Newton Acquisition Merger Sub, Inc., a Delaware corporation (the “Merger Sub”), proposes to issue and sell to Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Banc of America Securities LLC and Goldman, Sachs & Co. (collectively, the “Initial Purchasers”), upon the terms set forth in a purchase agreement dated September 28, 2005 (the “Purchase Agreement”), $700,000,000 principal amount of its 9%/9¾% Senior Notes due 2015 (the “Senior Notes”), and $500,000,000 principal amount of its 10 3/8% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Initial Securities”) to be unconditionally guaranteed (the “Guarantees”) by Newton Acquisition Inc. (“Holdings”) and, immediately following the Merger (as defined in the Purchase Agreement), by each of the subsidiary guarantors listed in Schedule I hereto (collectively, and together with Holdings, the “Guarantors” and, together with the Issuer (as defined below), the “Company”). As used in this Agreement, the term “Issuer” means, prior to the Merger, Merger Sub and, thereafter, The Neiman Marcus Group, Inc., a Delaware corporation. The Initial Securities will be issued pursuant to separate Indentures, each dated as of October 6, 2005, (each, an “Indenture”) among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively the “Holders”) and each Market Maker (as defined below) as follows:

1.  Registered Exchange Offer.  The Company shall, at its own cost, use its reasonable best efforts to prepare and file with the Securities and Exchange Commission (the “Commission”) one or more registration statements (collectively, the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 7 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the “Exchange Securities”) of the Company issued under the applicable Indenture and identical in all material respects to the applicable series of Initial Securities surrendered by such Holder (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 7 hereof) that would be registered under the Securities Act.  The Company shall use its reasonable best efforts to (i) cause such Exchange Offer Registration Statement to be declared effective under the Securities Act and (ii) keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law)

after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”).

If the Company effects the Registered Exchange Offer, the Company (i) will be entitled to close the Registered Exchange Offer 20 business days after the commencement thereof (provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer) and (ii) will use its reasonable best efforts to consummate the Registered Exchange Offer not later than 360 days (or if the 360th day is not a business day, the first business day thereafter) after the date of original issue of the Initial Securities (the “Issue Date”) (such 360th day, or the first business day thereafter, the “Consummation Deadline”).

The Company may, in its discretion, accept tenders of Initial Securities for Exchange Securities after the date that the Company consummates the Registered Exchange Offer with respect to Initial Securities tendered as of the date of initial consummation and, for purposes of Section 7(a)(ii), the Registered Exchange Offer shall be deemed to have been consummated notwithstanding any such extension of the tender period.

Following the declaration of the effectiveness of the applicable Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer for the applicable series of the Initial Securities, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Initial Securities of such series for Exchange Securities of the same series (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements or understanding with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.  The Company’s obligations under each Registered Exchange Offer and each Private Exchange shall be subject to the conditions that (i) such Registered Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuer to proceed with such Registered Exchange Offer or Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company; and (iii) all governmental approvals that the Company deems necessary for the consummation of such Registered Exchange Offer or Private Exchange shall have been obtained.

The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker or dealer registered under the Exchange Act of 1934, as amended (the “Exchange Act”) (a “broker-dealer”) electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Private Exchange Securities (as defined below) acquired in exchange for Initial Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.  All references in this Agreement to “prospectus” shall, except when context otherwise requires, include any prospectus (or amendment or supplement thereto) filed with the Commission pursuant to Section 4 of this Agreement.

The Company shall use its reasonable best efforts to keep each Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days (or such shorter period during which such person is required by applicable law to deliver such prospectus) and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer or other person with similar prospectus delivery requirements for use in connection with any resale of any series of Exchange Securities for a period of not less than 90 days after the effective date of the Exchange Offer Registration Statement relating to such series (or such shorter period during which such persons are required by applicable law to deliver such prospectus).

If, upon consummation of each Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the “Private Exchange”) for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the applicable Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 7 hereof) to the Initial Securities (the “Private Exchange Securities”).  The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the “Securities”.

In connection with each Registered Exchange Offer, the Company shall:

(a)  mail to each Holder a copy of the prospectus forming part of the applicable Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)  keep the applicable Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(c)  utilize the services of a depositary for the applicable Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(d)  permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the applicable Registered Exchange Offer shall remain open; and

(e)  otherwise comply with all applicable laws.

As soon as practicable after the close of the applicable Registered Exchange Offer or the applicable Private Exchange, as the case may be, the Company shall:

(x)  accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to such Registered Exchange Offer and such Private Exchange;

(y)  deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(z)  cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities of each series, as the case may be, equal in principal amount to the Initial Securities of such series of such Holder so accepted for exchange.

Each Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the applicable Indenture and that all the Securities issued pursuant to such Indenture will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security and Private Exchange Security issued pursuant to each Registered Exchange Offer and in each Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the Issue Date.

Each Holder participating in each Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the applicable Registered Exchange Offer that: (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company or if it is an “affiliate”, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to delivery of a prospectus in connection with any resale of such Exchange Securities).

Upon consummation of the Registered Exchange Offer in accordance with this Section 2 with respect to each series of the Initial Securities, the provisions of this Agreement shall continue to apply solely with respect to Transfer Restricted Securities of such series that are Private Exchange Securities, as to which Section 2 is applicable and Exchange Securities of such series held by Participating Broker-Dealers, and the Company shall have no further obligation to register any other Securities of such series pursuant hereto.

2.  Shelf Registration.  If, (i) because of any change in law or in applicable interpretations of the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) for any other reason a Registered Exchange Offer is not consummated within 360 days of the Issue Date, (iii) any Initial Purchaser shall notify the Company following consummation of the applicable Registered Exchange Offer that the Initial Securities (or the Private Exchange Securities) held by it are not eligible to be exchanged for Exchange Securities in such Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) notifies the Company within 30 days after the consummation of the applicable Registered Exchange Offer that it is prohibited by law or Commission policy from participating in such Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in such Registered Exchange Offer, such Holder may not resell the Exchange Securities acquired by it in such Registered Exchange Offer to the public without delivering a prospectus and so notifies the Company within 30 days after such Holder first becomes aware of such restrictions, the Company shall take the following actions:

(a)  The Company shall, at its cost, promptly file with the Commission and thereafter shall use its reasonable best efforts to, no later than 360 days after the Issue Date (or if the 360th day is not a business day, the first business day thereafter) (such 360th day, or the first business day thereafter, as the case may be, being an “Effectiveness Deadline”), cause to be declared effective under the Securities Act a registration statement (the “Shelf Registration Statement” and, together with the applicable Exchange Offer Registration Statement and any applicable Market Making Registration Statement (as defined below), a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities of each series by the Holders thereof from time to time in accordance with the methods of distribution set forth in the applicable Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b)  The Company shall use its reasonable best efforts to keep each Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the Issue Date or such shorter period that will terminate when all the Securities covered by such Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof).  The Company shall be deemed not to have used its reasonable best efforts to keep each Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law or is taken pursuant to Section 3(j) hereof.

(c)  Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause each Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Notwithstanding any other provisions of this Agreement to the contrary, at any time, the Company may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days with no more than three such delays in filing or delays or suspension of effectiveness during any calendar year (each, a “Shelf Suspension Period”), if the Company determines reasonably and in good faith that the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Company, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law.

3.  Registration Procedures.  In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a)  The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission to the extent reasonably practicable, a copy of the applicable Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in such Registered Exchange Offer or such Shelf Registration Statement, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the applicable Exchange Offer Registration Statement; (iv) include within the prospectus contained in the applicable Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include the names of the Holders, who propose to sell Securities pursuant to such Shelf Registration Statement, as selling security holders.

(b)  The Company shall give written notice to the Initial Purchasers, the Holders of the Securities and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the applicable Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)  when the applicable Registration Statement or any amendment thereto has been filed with the Commission and when the applicable Registration Statement or any post-effective amendment thereto has become effective;

(ii)  of any request by the Commission for amendments or supplements to the applicable Registration Statement or the prospectus included therein or for additional information;

(iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the applicable Registration Statement or the initiation of any proceedings for that purpose;

(iv)  of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)  of the happening of any event that requires the Company to make changes in the applicable Registration Statement or the prospectus in order that the applicable Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c)  The Company shall use its reasonable best efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of each Registration Statement.

(d)  The Company shall furnish to each Holder of Securities included within the coverage of each Shelf Registration, without charge, if the Holder so requests in writing, at least one copy of the applicable Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e)  The Company shall deliver to each Exchanging Dealer, upon its request, and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the applicable Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

(f)  The Company shall, during each Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the applicable Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the applicable Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the applicable Shelf Registration Statement.

(g)  The Company shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following each Registered Exchange Offer, without charge, as many copies of the final prospectus included in the applicable Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request.  The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the applicable Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h)  Prior to any public offering of the Securities, pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i)  The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j)  Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to each Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the applicable Shelf Registration Statement provided for in Section 2(b) above and the applicable Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

(k)  Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

(l)  The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to each Registered Exchange Offer or each Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m)  The Company shall cause the Indentures to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in a timely manner and containing such changes, if any, as shall be necessary for such qualification.  In the event that such qualification would require the appointment of a new trustee under either Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the relevant Indenture.

(n)  The Company may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement including requiring the Holder to properly complete and execute any selling security holder notices and questionnaires, and any amendments or supplements thereto, that it may reasonably deem necessary or appropriate, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(o)  The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of 20% in principal amount of the Securities registered under the Shelf Registration (such Holders being “Significant Holders”) shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(p)  In the case of any underwritten offering pursuant to Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the applicable Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the applicable Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 5 hereof.

(q)  In the case of any underwritten offering pursuant to Shelf Registration, the Company, if requested by any Significant Holders of Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the Managing Underwriters (as defined below), if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the applicable Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indentures with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the applicable Shelf

Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r)  In the case of the Registered Exchange Offer, if requested by any Initial Purchaser or any known Participating Broker-Dealer, the Company shall cause (i) its counsel to deliver to such Initial Purchaser or such Participating Broker-Dealer a signed opinion in the form set forth in Section 6(c) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants to deliver to such Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Sections 6(a) and (g) of the Purchase Agreement, with appropriate date changes.

(s)  If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

(t)  The Company will use its reasonable best efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the Managing Underwriters, if any.

(u)  In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the National Association of Securities Dealers, Inc. (“NASD”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(v)  The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

4.  Market Making. (a)  For so long as any of the Securities are outstanding and CSFB (in such capacity, the “Market Maker”) or any of its affiliates (as defined in the rules and regulations of the Commission) owns any equity securities of the Company or any of its affiliates and proposes to make a market in the Securities part of its business in the ordinary course, the following provisions shall apply for the sole benefit of the Market Maker:

(i) The Company shall use its reasonable best efforts to (A) on the date that the applicable Exchange Offer Registration Statement or, if required hereby, the applicable Shelf Registration Statement is filed with the Commission, file a registration statement (the “Market Making Registration Statement”) (which may be the applicable Exchange Offer Registration Statement or the applicable Shelf Registration Statement if permitted by the rules and regulations of the Commission) and cause such Market Making Registration Statement to be declared effective by the Commission on or prior to the consummation of the Registered Exchange Offer or the effective date of the Shelf Registration Statement, as applicable; (B) periodically amend such Market Making Registration Statement so that the information contained therein complies with the requirements of Section 10(a) under the Securities Act; (C) amend the Market Making Registration Statement or amend or supplement the related prospectus when necessary to reflect any material changes in the information provided therein; and (D) amend the Market Making Registration Statement when required to do so in order to comply with Section 10(a)(3) of the Securities Act; provided, however, that (1) prior to filing the Market Making Registration Statement, any amendment thereto or any amendment or supplement to the related prospectus, the Company will to the extent reasonably practicable furnish to the Market Maker copies of all such documents proposed to be filed, which documents will be subject to the review of the Market Maker and its counsel, (2) the Company will not file the Market Making Registration Statement, any amendment thereto or any amendment or supplement to the related prospectus to which the Market Maker and its counsel shall reasonably object unless the Company is advised by counsel that such Market Making Registration Statement, amendment or supplement is required to be filed under applicable securities laws and (3) the Company will provide the Market Maker and its counsel with copies of the Market Making Registration Statement, the related prospectus and each amendment and supplement thereto filed.

(ii) The Company shall notify the Market Maker and, if requested by the Market Maker, confirm such advice in writing, (A) when any Market Making Registration Statement, any post effective amendment to the Market Making Registration Statement or any amendment or supplement to the related prospectus has been filed, and, with respect to any Market Making Registration Statement or any post effective amendment, when the same has become effective; (B) of any request by the Commission for any post effective amendment to the Market Making Registration Statement, any supplement or amendment to the related prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Market Making Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (E) of the happening of any event that makes any statement made in the Market Making Registration Statement, the related prospectus or any amendment or supplement thereto untrue or that requires the making of any changes in the Market Making Registration Statement, such prospectus or any amendment or supplement thereto, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) If any event contemplated by Section 4(a)(ii)(B) through (E) occurs during the period for which the Company is required to maintain an effective Market Making Registration Statement, the Company shall use its reasonable best efforts to promptly prepare and file with the Commission a post-effective amendment to the Market Making Registration Statement or an amendment or supplement to the related prospectus or file any other required document so that the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) In the event of the issuance of any stop order suspending the effectiveness of the Market Making Registration Statement or of any order suspending the qualification of the Securities for sale in any jurisdiction, the Company shall promptly use its reasonable best efforts to obtain its withdrawal.

(v) The Company shall furnish to the Market Maker, without charge, (i) at least one conformed copy of the Market Making Registration Statement and any post effective amendment thereto; and (ii) as many copies of the related prospectus and any amendment or supplement thereto as the Market Maker may reasonably request.

(vi) The Company shall consent to the use of the prospectus contained in the Market Making Registration Statement or any amendment or supplement thereto by the Market Maker in connection with its market making activities.

(vii) Notwithstanding the foregoing provisions of this Section 4, the Company may, if it determines reasonably and in good faith that the continuing effectiveness of the Market Making Registration Statement would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Company, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law, notify the Market Maker in writing that the Market Making Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities; provided that the use of the Market Making Registration Statement or the prospectus contained therein shall not be suspended for more than 60 consecutive days with no more than three such suspensions during any calendar year. The Market Maker agrees that upon receipt of any notice from the Company pursuant to this Section 4(a)(vii), it will discontinue use of the prospectus contained in the Market Making Registration Statement until receipt of copies of the supplemented or amended prospectus relating thereto or until advised in writing by the Company that the use of the prospectus contained in the Market Making Registration Statement may be resumed.

(b) In connection with the applicable Market Making Registration Statement, the Company shall (i) make reasonably available for inspection by a representative of, and counsel acting for, the Market Maker all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative or counsel or the Market Maker.

(c)  Prior to the effective date of the applicable Market Making Registration Statement, the Company shall use its reasonable best efforts to register or qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Market Maker reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Market Making Registration Statement; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to subject itself to service of process in any such jurisdictions or (iii) subject itself to taxation in any such jurisdiction where it is not then so subject.

(d)  The Company represents and agrees that each Market Making Registration Statement, any post effective amendments thereto, any amendments or supplements to the related prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and will not, as of the effective date of such Market Making Registration Statement or post effective amendments and as of the filing date of amendments or supplements to such prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the applicable Market

Making Registration Statement or the related prospectus in reliance upon and in conformity with written information furnished to the Company by the Market Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the market making activities of the Market Maker to be set forth on the cover page, in the “Plan of Distribution” and in the analogous sections of the Canadian wrapper, if any, of the prospectus (the “Market Maker’s Information”).

(e)  At the time of effectiveness of the applicable Market Making Registration Statement and concurrently with each time such Market Making Registration Statement or the related prospectus shall be amended or such prospectus shall be supplemented, the Company shall (if requested by the Market Maker) furnish the Market Maker and its counsel with a certificate of its Chief Executive Officer or any Vice President and a principal financial and accounting officer to the effect that:

(i) such Market Making Registration Statement has been declared effective; (ii) in the case of an amendment to such Market Making Registration Statement, such amendment has become effective under the Securities Act as of the date and time specified in such certificate, if applicable; and in the case of an amendment or supplement to the prospectus, such amendment or supplement to the prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such certificate on the date specified therein; (iii) to the knowledge of such officers, no stop order suspending the effectiveness of the Market Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; and (iv) such officers have carefully examined the Market Making Registration Statement and the prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and as of the date of such Market Making Registration Statement, prospectus, amendment or supplement, as applicable, the Market Making Registration Statement and the prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)  At the time of effectiveness of the applicable Market Making Registration Statement, the Company shall (if requested by the Market Maker) furnish the Market Maker and its counsel with the written opinion of counsel for the Company reasonably satisfactory to the Market Maker to the effect that:

(i)  such Market Making Registration Statement has been declared effective; (ii) in the case of an amendment to such Market Making Registration Statement, such amendment has become effective under the Securities Act as of the date and time specified in such opinion, if applicable; and in the case of an amendment or supplement to the prospectus, such amendment or supplement to the prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; (iii) to the knowledge of such counsel, no stop order suspending the effectiveness of such Market Making Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission; and (iv) such counsel has reviewed such Market Making Registration Statement and the prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and has no reason to believe that (except for the financial statements and other financial and statistical data contained therein as to which such counsel need express no belief) as of the date of such Market Making Registration Statement, prospectus, amendment or supplement, as applicable, such Market Making Registration Statement and the prospectus, as amended or supplemented, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)  At the time of effectiveness of the applicable Market Making Registration Statement, the Company shall (if requested by the Market Maker) furnish the Market Maker and its counsel with a letter of Deloitte & Touche LLP (or other independent public accountants for the Company of nationally recognized standing) in form satisfactory to the Market Maker, addressed to the Market Maker and dated the date of delivery of such letter, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) in all other respects, substantially in the form of the letter delivered to the Initial Purchasers pursuant to Sections 6(a) and 6(g) of the Purchase Agreement.

(h)  The Company, on the one hand, and the Market Maker, on the other hand, hereby agree to indemnify each other, and, if applicable, contribute to the other, in accordance with Section 6 of this Agreement.

(i)  The Company will comply with the provisions of this Section 4 at its own expense and will reimburse the Market Maker for its expenses associated with this Section 4 (including reasonable fees of counsel for the Market Maker).

(j)  The agreements contained in this Section 4 and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

(k)  For purposes of this Section 4, (i) any reference to the terms “amend”, “amendment” or “supplement” with respect to the applicable Market Making Registration Statement or the prospectus contained therein shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference and (ii) any reference to the term “Securities” shall be deemed to refer to and include any securities issued in exchange for or with respect to such Securities.

5.  Registration Expenses.  The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 4 hereof (including the reasonable fees and expenses, if any, of Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, incurred in connection with the Registered Exchange Offer), whether or not the applicable Exchange Offer Registration Statement or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.

6.  Indemnification.  (a)  The Company agrees to indemnify and hold harmless (x) each Holder of the Securities (including the Market Maker), any Participating Broker-Dealer and each person, if any, who controls such Holder (including the Market Maker) or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder or Market Maker, respectively, and furnished to the Company by or on behalf of such Holder or Market Maker, respectively, specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; and (y) the Market Maker from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any breach of the Company of its representations, warranties and agreements contained in Section 4 of this Agreement; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.  The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b)  Each Holder of the Securities (including the Market Maker), severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder or Market Maker Information, respectively, and furnished to the Company by or on behalf of such Holder or Market Maker, as the case may be, specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

(c)  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection  (a) or (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by CSFB and any such separate firm for the Company, and any control persons of the Company shall be designated in writing by the Company.  Any such separate firm for the Market—Maker shall be designated in writing by the Market—Maker.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party or the Market Maker Information, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding any other provision of this Section 6(d), the Holders of the Securities (including the Market Maker) shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders (or the Market Maker) have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, nor shall such Market Maker be required to contribute any amount of its commission from the market making transactions at issue.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e)  The agreements contained in this Section 6 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

7.  Additional Interest Under Certain Circumstances.  (a)  Additional interest (the “Additional Interest”) with respect to the Initial Securities of a given series shall be assessed as follows if any of the following events occur in respect of such series (each such event in clauses (i) through (iii) below a “Registration Default”):

(i)  any Shelf Registration Statement (other than a Market Making Registration Statement) required by this Agreement is not declared effective by the Commission on or prior to the applicable Effectiveness Deadline;

(ii)  the Registered Exchange Offer has not been consummated on or prior to the Consummation Deadline; or

(iii)  any Registration Statement (other than a Market Making Registration Statement) required by this agreement has been declared effective and (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Except during any Shelf Suspension Period referred to in Section 2(c), Additional Interest shall accrue on the Initial Securities of the relevant series over and above the interest set forth in the title of the Securities of that series from and including the date on which any such Registration Default shall occur, at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults in respect of that series have been cured, up to a maximum Additional Interest rate of 1.0% per annum.

(b)  A Registration Default referred to in Section 7(a)(iii)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events.  Upon the cure of all Registration Defaults in respect of a given series of Securities, additional interest shall cease to accrue in respect of that series of Initial Securities.

(c)  Any amounts of Additional Interest due pursuant to Section 7(a) above will be payable (a) with regard to the Senior Notes in the form elected by the Company for payment or interest pursuant to the terms of the Indenture governing the Senior Notes and (b) with regard to the Senior Subordinated Notes in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities of the relevant series, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d) ”Transfer Restricted Securities” means each Security of a given series until (i) the date on which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security of the same series in the Registered Exchange Offer with respect to such series, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer with respect to such series of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement with respect to such series, (iii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Initial Securities is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

(e)  Notwithstanding any other provisions of this Section 7, the Company shall not be obligated to pay Additional Interest provided in Section 7(a)(ii) during a Shelf Suspension Period permitted by Section 2 hereof.

8.  Rules 144 and 144A.  The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities or the Market Maker, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A.  The Company covenants that it will take such further action as any Holder of Initial Securities or the Market Maker may reasonably request, all to the extent required from time to time to enable such Holder or the Market Maker to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).  The Company will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchasers upon request.  Upon the request of any Holder of Initial Securities or the Market Maker, the Company shall deliver to such Holder or the Market Maker a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

9.  Underwritten Registrations.  If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.  Miscellaneous.

(a)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.  The provisions of Section 4 may not be amended, modified or supplemented without prior written consent of the Market Maker.

(b)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)	if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(2)	if to the Initial Purchasers:

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010-3629

Fax No.: (212) 325-4296
Attention: Transactions Advisory Group

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
Worldwide Plaza
New York, NY 10019-7475
Fax No.: (212) 474-3700
Attention: George A. Stephanakis

(3)	if to the Company, at its address as follows:

The Neiman Marcus Group, Inc.
One Marcus Square
1618 Main Street
Dallas, Texas 75201
Fax No.: (214) 743 7611
Attention: General Counsel

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Fax No.: (212) 225-3999
Attention: Robert P. Davis

(4)	if to CSFB as Market Marker:

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010-3629
Fax No.: (212) 325-4296
Attention: Transactions Advisory Group

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
Worldwide Plaza
New York, NY 10019-7475
Fax No.: (212) 474-3700
Attention: George A. Stephanakis

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c)  No Inconsistent Agreements.  The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(d)  Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns.

(e)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(h)  Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i)  Securities Held by the Company.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j)  Submission to Jurisdiction; Waiver of Immunities.  Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. To the extent that any such party may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Issuer and the Guarantors in accordance with its terms.

Very truly yours,

NEWTON ACQUISITION MERGER SUB, INC.

By	/s/ Kewsong Lee
	Name:	Kewsong Lee
	Title:	Senior Vice President

NEWTON ACQUISITION, INC.

By	/s/ Nelson A. Bangs
	Name:	Nelson A. Bangs
	Title:	Senior Vice President
and General Counsel

NEIMAN MARCUS SPECIAL EVENTS, INC.
NM FINANCIAL SERVICES, INC.
NM KITCHENS, INC.
BERGDORFGOODMAN.COM, LLC
BERGDORF GOODMAN, INC.
BERGDORF GRAPHICS, INC.
NEIMAN MARCUS HOLDINGS, INC.
NEMA BEVERAGE CORPORATION
NEMA BEVERAGE HOLDING CORPORATION
NEMA BEVERAGE PARENT CORPORATION
WORTH AVENUE LEASING COMPANY
NMGP, LLC
NM NEVADA TRUST

By	/s/ Nelson A. Bangs
	Name:	Nelson A. Bangs
	Title:	Vice President

The undersigned hereby acknowledges and agrees
that, upon the effectiveness of the Merger (as
defined in the Purchase Agreement) it will succeed
by operation of law to all of the rights and obligations
of the Company set forth herein and that all references
herein and that all references hereinto the “Company”
shall thereupon be deemed to be references to the
undersigned.

BY THE NEIMAN MARCUS GROUP, INC.

By
/s/ Nelson A. Bangs
	Name:	Nelson A. Bangs
	Title:	Assistant Secretary

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC DEUTSCHE BANK SECURITIES INC. BANC OF AMERICA SECURITIES LLC GOLDMAN, SACHS & CO.

BY CREDIT SUISSE FIRST BOSTON LLC

By
/s/ Edward Neuberg
	Name:	Edward Neuberg
	Title:	Director

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities.  The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until                   , 200[•], all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers.  Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities.  Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.  The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

(1)  In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

☐                                    CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities.  If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SCHEDULE I

List of Subsidiary Guarantors

Neiman Marcus Special Events, Inc.
NM Financial Services, Inc.
NM Kitchens, Inc.
BergdorfGoodman.com, LLC
Bergdorf Goodman, Inc.
Bergdorf Graphics, Inc.
Neiman Marcus Holdings, Inc.
NEMA Beverage Corporation
NEMA Beverage Holding Corporation
NEMA Beverage Parent Corporation
Worth Avenue Leasing Company
NMGP, LLC
NM Nevada Trust